UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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NORTHSTAR REALTY EUROPE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 Notice of Annual Meeting of
Stockholders and Proxy Statement

July 11, 2019

To the Stockholders of NorthStar Realty Europe Corp.:

It is our pleasure to invite you to the 2019 Annual Meeting of stockholders of NorthStar Realty Europe Corp., a Maryland corporation. The annual meeting will be held at 535 Madison Avenue, 7th Floor, New York, New York 10022, on August 14, 2019, beginning at 9:00 a.m., Eastern Time.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2018.

Details of the business expected to come before the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy materials.

Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy materials provide you with details on how to authorize a proxy by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

RICHARD B. SALTZMAN Chairman	MAHBOD NIA Chief Executive Officer and President

July 11, 2019
New York, New York

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

August 14, 2019
9:00 a.m., Eastern Time

535 Madison Avenue, 7th Floor
New York, New York 10022

TO THE STOCKHOLDERS OF NORTHSTAR REALTY EUROPE CORP.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of NorthStar Realty Europe Corp., a Maryland corporation, or the Company, will be held on Wednesday, August 14, 2019, at the above time and address to consider and vote upon the following proposals:

1.	Election of Directors: Elect seven directors nominated by the Company’s Board of Directors, each to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified;
2.	Ratification of Independent Registered Public Accounting Firm: Ratify the appointment of PricewaterhouseCoopers, Société coopérative as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	Other Business: Transact any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

RECORD DATE

You can vote if you are a stockholder of record at the close of business on June 18, 2019.

PROXY VOTING

Stockholders as of the Record Date are invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

By Order of the Board of Directors,

TREVOR K. ROSS
Executive Vice President, General Counsel and Secretary

July 11, 2019
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
August 14, 2019.

This proxy statement and our 2018 Annual Report are available at
http://www.astproxyportal.com/ast/20341.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 1

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean NorthStar Realty Europe Corp., a Maryland corporation. References to “our Asset Manager” refer to CNI NRE Advisors, LLC (f/k/a NSAM J-NRE Ltd.), a subsidiary of NorthStar Asset Management Group Inc., a Delaware corporation, for the period prior to the Colony/NorthStar Mergers (refer below) and a subsidiary of Colony Capital, Inc., a Maryland corporation, for the period subsequent to the Colony/NorthStar Mergers.

2019 ANNUAL MEETING

•	Date and Time: August 14, 2019, at 9:00 a.m., Eastern Time
•	Place: 535 Madison Avenue, 7th Floor, New York, New York 10022
•	Voting: Only holders of record of the Company’s common stock, $0.01 par value per share (the “common stock”), as of the close of business on June 18, 2019, the record date, will be entitled to notice and to vote at the 2019 Annual Meeting and any postponement or adjournment thereof. Each share of common stock entitles its holder to one vote.

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 6

2	To ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR	Page 29

Stockholders will also consider and vote upon any other matter that properly comes before the 2019 Annual Meeting or any postponement or adjournment thereof.

2 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROXY SUMMARY

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY

We have provided you with four different methods for you to vote or authorize a proxy to vote your shares. Please see “Frequently Asked Questions and Answers” on page 37 for further information.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with American Stock Transfer & Trust Company)	Street Name Holders (Shares held through Broker, Bank or Other nominee)
BY INTERNET USING A COMPUTER	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.
BY TELEPHONE	In the United States call: In foreign countries call:	1-800-proxies +1 (718) 921-8500	Refer to voting instruction form.
BY MAIL	Sign, date and return your completed proxy card by mail.
IN PERSON	For instructions on attending the 2019 Annual Meeting in person, please see page 37.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 3

PROXY SUMMARY

COMPANY OVERVIEW

NorthStar Realty Europe Corp., a Maryland corporation and a publicly-traded real estate investment trust (“REIT”) is a European focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France. We commenced operations on November 1, 2015 following the spin-off of the Company by NorthStar Realty Finance Corp. (“NorthStar Realty”), which we refer to as the “Spin-off.” We are externally managed and advised by our Asset Manager. Substantially all of our assets, directly or indirectly, are held by, and we conduct our operations, directly or indirectly, through NorthStar Realty Europe Limited Partnership, a Delaware limited partnership and our operating partnership (our “Operating Partnership”).

The Colony/NorthStar Mergers

On January 10, 2017, NorthStar Asset Management Group Inc. (“NSAM”) completed a tri-party merger with NorthStar Realty and Colony Capital, Inc. (“Colony”), under which the companies combined in an all-stock merger (the “Colony/NorthStar Mergers”) of equals transaction to create a diversified real estate and investment management company. Under the terms of the merger agreement, NSAM, Colony and NorthStar Realty, through a series of transactions, merged with and into a wholly owned subsidiary of NSAM, which is named Colony Capital, Inc., or Colony or CLNY.

Merger Agreement

On July 3, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), among CoRE PANEURO 2019 13 S.à.r.l. (the “Parent”), Nighthawk Merger Sub LLC, the Company, NorthStar Realty Europe Limited Partnership, and Nighthawk Partnership Merger Sub LLC, pursuant to which the Parent has agreed to acquire the Company pursuant to the terms and conditions set forth in the Merger Agreement. The Parent is an affiliate of AXA CoRE Europe Fund SCS SICAV-SIF, an affiliate of AXA Investment Managers - Real Assets.

Under the terms of the Merger Agreement, upon the closing of the acquisition, the stockholders of the Company will receive estimated merger consideration per share of common stock of approximately $17.03 in cash, which consists of $1.68 plus the U.S. Dollar equivalent of €9.26 and £3.82 based on three-month forward foreign exchange rates. The closing of the acquisition is subject to customary closing conditions, including approval by the holders of a majority of the outstanding shares of common stock of the Company.

BOARD NOMINEES (page 7)

The following table provides information about the seven candidates who have been nominated by our Board of Directors (our “Board”) for election to our Board at the 2019 Annual Meeting.

NAME	AGE(1)	DIRECTOR SINCE	INDEPENDENCE STATUS(2)	OCCUPATION	COMMITTEE MEMBERSHIPS
					AC	CC	NCG
Thomas J. Barrack, Jr.	72	—	No	Executive Chairman and Chief Executive Officer of Colony Capital, Inc.	—	—	—
Mahbod Nia	43	2018	No	Chief Executive Officer and President of the Company and Managing Director of Colony Capital, Inc.	—	—	—
Mario Chisholm	35	2015	Yes	Founding Principal of SVS Real Estate	M	M	—
Judith A. Hannaway(3)	67	2015	Yes	Former Managing Director of Scudder Investments	—	M	C
Dianne Hurley	56	2016	Yes	Chief Administrative Officer of A&E Real Estate	—	—	M
Oscar Junquera	65	2015	Yes	Founder, PanMar Capital llc	M	C	—
Wesley D. Minami	62	2015	Yes	Principal of Billy Casper Golf LLC	C,E	—	M
(1)	As of July 10, 2019.
(2)	Independence is determined by our Board in accordance with the applicable New York Stock Exchange listing standards.
(3)	Lead Non-Management Director of the Company.

AC Audit Committee      CC Compensation Committee      NCG Nominating and Corporate Governance Committee

C Committee Chair       M Committee Member       E Audit Committee Financial Expert

Our Board met on 11 occasions and all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2018.

4 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS (page 12)

•	No classified board
•	Opted out of provisions of Maryland law permitting an election by our Board to classify itself without a stockholder vote
•	No stockholder rights plan
•	Majority voting policy applied in connection with uncontested elections of directors by plurality vote
•	Equity ownership policies for directors and executive officers
•	Roles of Chairman and Chief Executive Officer are separated
•	All NYSE-required Board committees consist solely of independent directors
•	Independent directors meet regularly in executive session
•	Comprehensive Code of Business Conduct and Ethics and Corporate Governance Guidelines
•	Board and each committee have express authority to retain outside advisors
•	Our stockholders will have the right to alter, amend or repeal our bylaws and adopt new bylaws without any action by our Board
•	Independent directors conduct annual review of CEO and Company performance

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and each year interact with stockholders through numerous stockholder engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing effort to increase stockholder value.

Our Investor Relations department is the contact point for stockholder interaction with the Company. Stockholders may also access investor information about the Company through our website at www.nrecorp.com. For questions concerning Investor Relations, please call +1 855-527-8539 or e-mail us from the Information Request page of the Stockholders section available on our website at www.nrecorp.com.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 29)

The Audit Committee of our Board has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder ratification of the selection of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance. If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 5

PROPOSAL NO. 1: Election Of Directors

PROPOSAL NO. 1: Election Of Directors

Our Board currently consists of seven members, each of whom was elected at our 2018 annual meeting of stockholders to serve until the 2019 Annual Meeting and until his or her successor is duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has unanimously recommended that the following seven persons be elected to serve on our Board, each until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified: Thomas J. Barrack, Jr., Mahbod Nia, Mario Chisholm, Judith A. Hannaway, Dianne Hurley, Oscar Junquera, and Wesley D. Minami. All of the nominees are current directors of the Company.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2019 Annual Meeting, a nominee is not able to serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Charter and Bylaws.

Our Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above.

6 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning our Board and executive officers. The director nominees and executives listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been nominated to stand for re-election in part because of his or her ability and willingness to understand our unique position and evaluate and implement our strategies.

The information below includes each director nominee’s and executive officer’s name, principal occupation, business history and certain other information, including, for director nominees, the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

BOARD OF DIRECTORS

NAME	AGE(1)
Thomas J. Barrack, Jr.	72
Mahbod Nia	43
Mario Chisholm	35
Judith A. Hannaway	67
Dianne Hurley	56
Oscar Junquera	65
Wesley D. Minami	62
(1)	As of July 10, 2019

Thomas J. Barrack, Jr. Thomas J. Barrack, Jr. is the Founder, Executive Chairman and Chief Executive Officer of Colony Capital, Inc. Prior to founding the Colony Capital business in 1991, Mr. Barrack was a Principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior. Additionally, in 2010 French president Nicolas Sarkozy awarded him France’s Chevalier de la Légion d’honneur.

From January 2016 through June 2017, Mr. Barrack served as co-chairman of the board of trustees of Colony Starwood Homes (NYSE: SFR), a leading single-family rental real estate investment trust. From January 2014 to May 2016, Mr. Barrack served on the board of directors of Carrefour S.A., a French multinational retailer and the second largest retailer in the world. Since June 2010, Mr. Barrack has served on the board of directors of First Republic Bank, a full service bank and wealth management firm.

From January 2006 to April 2013, Mr. Barrack served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris. Mr. Barrack has also served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and Human Resources Committee.

In addition, under the terms of the amended and restated management agreement, dated as of November 9, 2017, by and between the Company and our Asset Manager, as amended (the “Amended and Restated Management Agreement”), our Asset Manager has the right to designate one nominee to be included in the nominees nominated by our Board for election at each of the Company’s annual meeting. Since entering into the Amended and Restated Asset Management Agreement, our Asset Manager has designated its current Chief Executive Officer (Richard Saltzman in 2018 and Thomas J. Barrack, Jr. in 2019) for nomination to our Board.

Mr. Barrack received a Bachelor of Arts in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review, and received a Juris Doctor in 1972 from the University of San Diego. Mr. Barrack is the recipient of an Honorary Doctorate of Jurisprudence degree from Pepperdine University and a Trustee at the University of Southern California.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 7

PROPOSAL NO. 1: Election Of Directors

Consideration for Recommendation: Mr. Barrack’s expertise in real estate-related businesses, investments and capital markets, as well as his current and past service on the boards of real estate investment trusts and other real estate-based organizations, provides a valuable perspective to our Board in developing, leading and overseeing our business. Mr. Barrack’s expertise and experience qualify him to serve as a director.

Mahbod Nia. Mr. Nia has served as our Chief Executive Officer and President since June 2015 and as a director since January 2018. Mr. Nia also serves as Managing Director at CLNY, a position he has held since January 2017 and served as Managing Director and Head of European Investments at NSAM, a position he held from July 2014 to January 2017.

Prior to joining NSAM, from 2010 to July 2014, Mr. Nia acted for PanCap Investment Partners, a European real estate investment and advisory firm with clients including Goldman Sachs (Principal Investments) and other renowned private equity and financial institutions. From 2007 to 2009, Mr. Nia was a Senior Executive Director in the Real Estate Banking Group at Goldman Sachs. Prior to 2007, Mr. Nia served in various positions at Citigroup Inc. (formerly Salomon Brothers).

Mr. Nia holds a Masters in Economics and Finance from the University of Warwick and a First Class Honors degree in Economics for Business.

Consideration for Recommendation: As our Chief Executive Officer and President, Mr. Nia offers our Board an intuitive perspective of our business and operations as a whole. Mr. Nia also has significant experience in all aspects of the commercial real estate markets, with a particular focus in Europe. Mr. Nia is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualifies him to serve as our director.

Mario Chisholm. Mr. Chisholm has served as our independent director since October 2015. Mr. Chisholm is the Founding Principal of Sandman Ventures Ltd. (SVS Real Estate), which he founded in July 2014. SVS Real Estate is a London based company specializing in real estate, hospitality and PropTech. SVS Real Estate acts as an investor, advisor, asset manager and/or operating partner in real estate related transactions across the world. Additionally, in July 2014, SVS Real Estate invested in Spanish Real Estate asset manager Urban Input S.L. and Mr. Chisholm joined the investment committee of the group. In July 2014, Mr. Chisholm co-founded Uniq Residential S.L., a real estate development company focused on residential and hospitality developments in Spain, and continues to serve as a board member. Prior to SVS Real Estate’s founding, Mr. Chisholm served as a real estate investor at Och-Ziff Capital Management Europe Ltd from July 2011 to June 2014, during which time he negotiated and completed various pan-European real estate transactions across a wide array of asset classes, multiple geographies and across the capital structure. From March to 2011, Mr. Chisholm served as a real estate professional at Benson Elliot Services Ltd, where he managed various real estate development projects in the Iberian Region and in Hungary.

Between 2005 and 2009, Mr. Chisholm also served as a real estate finance banker at Goldman Sachs International, served as a real estate finance/securitization analyst at Citigroup Global Markets Ltd, (Citigroup) and carried out a real estate related study for the European Central Bank monetary policy division in Frankfurt, Germany.

Mr. Chisholm also holds a position as a board member of Spanish high-street retail REIT, Tander Inversiones SOCIMI S.A., and PropTech start-ups EnergyDeck Ltd and Lavalocker S.L.

Mr. Chisholm has a Bachelor of Economic Science, with Honours, and a Masters of Science in Economics and Econometrics with Merit, each received from the University of Manchester.

Consideration for Recommendation: Mr. Chisholm has acquired a deep knowledge of the international investment market through his substantial experience in pan-European real estate development and finance transactions across a wide array of asset classes, multiple geographies and across the capital structure. Mr. Chisholm’s significant international real estate experience and strong finance and banking background qualify him to serve as our director.

Judith A. Hannaway. Ms. Hannaway has served as our lead independent director since October 2015. During the past five years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, off shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway also serves as an independent director of Fortress

8 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

Transportation & Infrastructure LLC since January 2018 and Diamond Peak Holdings Corp., since February 2019, and previously served as an independent director of NorthStar Realty Finance Corp. and NorthStar Asset Management Group Inc. from September 2004 and June 2014, respectively through January 2017.

Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.

Consideration for Recommendation: Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway’s financial-related experience qualifies her to serve as our director.

Dianne Hurley. Ms. Hurley has served as our independent director since July 2016. Ms. Hurley has served as an independent director and audit committee chair of Griffin-American Healthcare REIT IV, Inc. since February 2016, and as an independent director and audit committee chair of CC Real Estate Income Fund since March 2016, and was an independent director and member of the audit committee of NorthStar/RXR New York Metro Real Estate from February 2015 through December 2018.

Ms. Hurley is the Chief Administrative Officer of A&E Real Estate, an owner/operator of multifamily properties in the New York City Metropolitan area, where she has worked on the firm’s business and administrative management since March 2017. Prior, from January 2015, she was an operational consultant to start-up asset management firms including Stonecourt Capital LP, Imperial Companies and RedBird Capital Partners. Previously, Ms. Hurley served from November 2011 to January 2015, as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development private equity, hedge fund, real estate and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting, and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs.

Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale School of Management.

Consideration for Recommendation: Ms. Hurley’s knowledge of real estate finance and operations qualify her to serve as a director. Our board of directors also believe that her regulatory and compliance experience will bring valuable insight to us. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board.

Oscar Junquera. Mr. Junquera has served as an independent director since October 2015. Mr. Junquera also serves on the board of directors of Toroso Investments LLC and has previously served on the board of directors of NSAM from June 2014 through January 2017. Mr. Junquera has also previously served on the board of directors of HF2 Financial Management Inc. from February 2013 until March 2015. Mr. Junquera is the founder of PanMar Capital llc., a private equity firm specializing in the financial services industry and has been a Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital LLC. from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000. He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head-Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera has served on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations.

Mr. Junquera holds a Bachelor of Science from the University of Pennsylvania’s Wharton School and a Master of Business Administration from Harvard Business School.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 9

PROPOSAL NO. 1: Election Of Directors

Consideration for Recommendation: Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera’s experience covers a unique cross-section of strategic advisory and capital markets activities, including the structuring and distribution of investment funds and permanent capital vehicles, which qualifies him to serve as our director.

Wesley D. Minami. Mr. Minami has served as our independent director since October 2015. Mr. Minami serves as Principal of Billy Casper Golf (operator of over 150 golf course locations with a focus on the redevelopment of owned golf facilities), and President of Billy Casper Golf from 2003 until 2012.

From 1997 to 2002, he served first as Chief Financial Officer, then President of Charles E. Smith Residential Realty, Inc., a REIT listed on the NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. After the merger of Charles E. Smith Residential Realty, Inc., into a division of Archstone-Trust, Mr. Minami lead the integration process of the two companies. Prior to 1997, Mr. Minami served in various financial positions for entertainment, real estate, and technology entities, including Comsat Corporation, Oxford Realty Services Corporation, Satellite Business Systems and in the role of Chief Financial Officer during the IPO of Ascent Entertainment Group (the owner of Denver Nuggets and Colorado Avalanche).

Mr. Minami also served as a director of NorthStar Realty and NSAM (formed through a spin-off of NorthStar Realty Finance Corp.) from September 2004 and June 2014, respectively, through January 2017. He also served as a director of Ashford Hospitality Trust from 2003 to 2009.

Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.

Consideration for Recommendation: Mr. Minami, who has served as president of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our Board. Mr. Minami’s diverse experience, real estate background and understanding of financial statements qualify him to serve as our director.

10 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

EXECUTIVE OFFICERS

NAME	AGE(1)	POSITION
Mahbod Nia	43	Chief Executive Officer and President
Keith A. Feldman	43	Chief Financial Officer and Treasurer
Trevor K. Ross	41	Executive Vice President, General Counsel and Secretary
(1)	As of July 10, 2019

Biographical information concerning Mr. Nia is set forth above under the caption “Board of Directors.”

Keith A. Feldman. Mr. Feldman has served as our Chief Financial Officer and Treasurer since May 2017. Mr. Feldman also serves as a managing director of CLNY, a position he has held since January 2017 and served as a managing director of NSAM, from July 2014 to January 2017, as a managing director of NorthStar Realty from January 2014 to July 2014 and as a director of NorthStar Realty from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty, Goldman Sachs, J.P. Morgan Chase and KPMG LLP.

Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. Mr. Feldman is a CFA charterholder.

Trevor K. Ross. Mr. Ross has served as our Executive Vice President, General Counsel and Secretary since September 2015. Mr. Ross is responsible for the management of legal affairs and generally provides legal and other support to the operations of NorthStar Realty Europe Corp. Mr. Ross also serves as Managing Director, Deputy General Counsel, Europe at Colony Capital, Inc., a position he has held since January 2017. Mr. Ross is responsible for the management of European legal affairs and generally provides legal and other support to the European operations of Colony Capital.

Prior to joining us, Mr. Ross was a partner in the capital markets practice at Hunton Andrews Kurth LLP. Mr. Ross practiced at Hunton Andrews Kurth from September 2002 until August 2015 where he specialized in capital markets transactions, domestic and cross border mergers and acquisitions, securities law compliance, and corporate governance matters with a particular emphasis on REITs and specialty finance companies. Mr. Ross holds a Bachelor of Business Administration in finance and accounting from Mercer University and a Juris Doctor, cum laude, from the Mercer University School of Law where he served as the Articles Editor of the Mercer Law Review.

Each of Mr. Nia, Mr. Feldman and Mr. Ross was appointed by our Board to serve in the executive officer position set forth opposite his name in the table above until his successor is duly appointed and qualified.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 11

PROPOSAL NO. 1: Election Of Directors

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODES OF ETHICS

We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.nrecorp.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th Floor, New York, New York 10022.

Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our officers and directors and the employees, officers and directors of our Asset Manager and Colony who provide services to us. We seek to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Among other things, our Code of Business Conduct and Ethics prohibits covered persons from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. We will disclose on our website any amendments to our Codes of Ethics or waivers from our Codes of Ethics applicable to any of our directors, executive officers or other officers that would otherwise be required to be disclosed under the rules of the Securities and Exchange Commission, or SEC, or the NYSE.

DIRECTOR INDEPENDENCE

Of our seven directors being nominated for re-election by our Board, our Board has affirmatively determined that Messrs. Chisholm, Junquera and Minami and Mses. Hannaway and Hurley are independent under the NYSE rules. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. Our Board also considered the participation of any director serving on boards of directors of other companies that are also managed by Colony. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

BOARD LEADERSHIP STRUCTURE

Our Board believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is to separate the roles of Chairman and Chief Executive Officer. Currently, Mr. Saltzman serves as our Chairman, and we expect he will continue to do so until his term as a director of the Company expires at the 2019 Annual Meeting, and Mr. Nia serves as our Chief Executive Officer. Our Board elected Mr. Nia as our Chief Executive Officer in June 2015. Our Board believes that having a Chief Executive Officer with extensive European real estate industry knowledge and relationships such as Mr. Nia and who is dedicated to our business currently best serves the interests of the Company. Our Board continually evaluates the Company’s leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company. Following the 2019 Annual Meeting, our Board expects to elect one of our directors, other than Mr. Nia, to serve as our Chairman to continue the separation of the roles of Chairman and Chief Executive Officer.

To promote the independence of our Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the

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PROPOSAL NO. 1: Election Of Directors

independent directors of our Board and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. Our Lead Non-Management Director sets the agenda for these meetings and discusses issues that arise during those meetings with our Chairman and Chief Executive Officer, as appropriate. Our Lead Non-Management Director also discusses Board meeting agendas with our Chairman and Secretary and may request the inclusion of additional agenda items for meetings of our Board. As provided in our Corporate Governance Guidelines, the individual who serves as the Lead Non-Management Director is generally expected to rotate every two years.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

VOTING STANDARD FOR ELECTION OF DIRECTORS

A director nominee will be elected by a plurality of all the votes cast at a meeting of stockholders at which a quorum is present, though our Corporate Governance Guidelines provide that in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her offer to resign to our Board for its consideration. The Nominating and Corporate Governance Committee will consider such offer and recommend to our Board whether to accept the offer to resign. No later than the next regularly scheduled Board meeting to be held at least ten days after the date of the election, our Board will decide whether to accept the offer to resign. Our Board will promptly and publicly disclose its decision, which may be announced on the Company’s website or by other means. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

DIRECTORS OFFER OF RESIGNATION POLICY

Our Corporate Governance Guidelines provide that, whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that it deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will recommend to our Board the action to be taken with respect to any such resignation offer.

DIRECTOR NOMINATION PROCEDURES

The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our Board should have demonstrated an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our Board based on, among other things, its evaluation of a candidate’s experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance

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PROPOSAL NO. 1: Election Of Directors

Committee does not have a specific diversity policy with respect to its director nomination process, but strives to create diversity in perspective, background and experience in our Board as a whole and seeks to have our Board nominate candidates who have such diverse perspectives, backgrounds and experiences.

When seeking to identify and recommend qualified candidates to our Board for Board membership, the Nominating and Corporate Governance Committee may solicit recommendations from members of our Board, our executive officers and any other source it deems appropriate, including firms, engaged at our expense, that specialize in identifying director candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee anticipates that once a person has been identified as a potential candidate, the Nominating and Corporate Governance Committee will collect and review publicly-available information regarding such person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Corporate Governance Committee will contact the person. If the person expresses a willingness to be considered and to serve on our Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

COMMUNICATIONS WITH OUR BOARD

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Non-Management Director, any member or all members of our Board by writing to any of them at c/o General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s).

POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS

Pursuant to our Audit Committee’s charter, our Audit Committee must review reports and disclosures of related party transactions and consider any potential conflicts of interest involving our executive officers or any member of our Board. The Audit Committee must review and consider for approval any related party transaction between us and any executive officer or director. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.

To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.

See “Certain Relationships and Related Transactions” on page 32 for a description of our related party and certain other transactions.

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PROPOSAL NO. 1: Election Of Directors

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board met on 11 occasions and all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2018.

Members of our Board are encouraged to attend the annual meeting, but we do not currently maintain a policy requiring directors’ attendance at our annual stockholder meetings. All of our directors attended the 2018 annual meeting.

Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.nrecorp.com under the heading “Shareholders—Corporate Governance” or by writing to the General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th Floor, New York, New York 10022 to request a copy, without charge. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE rules.

The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT DIRECTOR
Mario Chisholm	M	M	—
Judith A. Hannaway(1)	—	M	C
Dianne Hurley	—	—	M
Oscar Junquera	M	C	—
Wesley D. Minami	C,E	—	M
NUMBER OF MEETINGS HELD IN 2018	5	19	8

C         Committee Chair         M         Committee Member         E         Audit Committee Financial Expert

(1)	Lead Non-Management Director

AUDIT COMMITTEE

Our Board has determined that all three members of the Audit Committee are independent under the rules of the NYSE and that Wesley D. Minami is an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our Board in its oversight of our internal controls over financial reporting. The Audit Committee Report is included later within this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board.

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PROPOSAL NO. 1: Election Of Directors

COMPENSATION COMMITTEE

Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans and evaluating the performance of our executive officers. The Compensation Committee is permitted by its charter to delegate some or all of its duties to a subcommittee comprising one or more members of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the following directors, all of whom are independent directors, served on our Compensation Committee: Messrs. Chisholm and Junquera and Ms. Hannaway. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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PROPOSAL NO. 1: Election Of Directors

DIRECTOR COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

The Nominating and Corporate Governance Committee has responsibility for making recommendations to our Board regarding non-management director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill-level required by us of members of our Board and competitive pay practice data. The Nominating and Corporate Governance Committee ultimately makes a recommendation to our Board with respect to all non-management director compensation. In 2018, the Nominating and Corporate Governance Committee engaged a compensation consultant, Semler Brossy Consulting Group, LLC, to assist it in reviewing competitive practice data regarding non-management director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation.

NON-MANAGEMENT DIRECTORS

The following sets forth the compensation that we pay to each director who is not an employee of ours or Colony Capital, Inc. or the director designated for nomination by our Asset Manager pursuant to the Amended and Restated Management Agreement (i.e., each director other than Messrs. Saltzman, Nia and, prior to his resignation, Mr. Hamamoto and, if elected, Mr. Barrack), whom we refer to collectively as non-management directors.

Our non-management directors’ fees are as follows: (i) Board members receive an annual director’s cash retainer fee of $75,000; (ii) the chairperson of the Audit Committee receives an additional annual fee of $25,000; (iii) the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual fee of $15,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $15,000; (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $7,500; (vi) the Lead Non-Management Director of our Board receives an additional annual fee of $40,000; (vii) each Board member receives an additional $1,000 for attendance at Board meetings in excess of ten meetings per year; and (viii) each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional $1,000 for attendance at each committee meeting that exceeds six meetings per year. In addition, the non-management directors receive fees for attending meetings of the Strategic Review Committee of the Board, which was established to, among other things, evaluate opportunities to enhance stockholder value and conduct the comprehensive review of strategic alternatives that resulted in the Company entering into the Merger Agreement. The Strategic Review Committee meeting fees that were received by each of our non-management directors in 2018 ranged from $78,000 to $79,000.

In connection with their re-election to our Board, our non-management directors automatically receive equity awards with a value of approximately $75,000. These annual equity awards are granted on the first business day following each annual meeting of our stockholders and are fully vested upon grant.

We will also automatically grant to any person who first becomes a non-management director an initial equity award with a value of approximately $75,000. These initial equity awards are granted on the date such non-management director first becomes a director and are fully vested upon grant.

Equity awards to our non-management directors may be in the form of restricted common stock, restricted stock units (“RSUs”) or units of partnership interest which are structured as profits interest in our Operating Partnership (“LTIP units”). The actual number of shares, RSUs or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date.

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PROPOSAL NO. 1: Election Of Directors

DIRECTOR COMPENSATION TABLE

The following information details the compensation that our directors received during 2018, other than Mr. Nia who is one of our named executive officers and did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Mario Chisholm	$190,500	$75,000		$265,500
Judith A. Hannaway	233,500	75,000		308,500
Dianne Hurley	163,500	75,000		238,500
Oscar Junquera	198,000	75,000		273,000
Wesley D. Minami	192,500	75,000		267,500
Richard B. Saltzman	—	293,643	(2)	293,643
David T. Hamamoto(3)	—	—		—
(1)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors in 2018. The grant date fair value of awards granted to our non-management directors was determined based on the closing price of our common stock on the grant date. As of December 31, 2018, none of the non-management directors nor Mr. Saltzman held any options or unvested stock awards in our company. For additional information with respect to Mr. Hamamoto, see note 3 below.
(2)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of awards that were granted in 2018 to Mr. Saltzman. During 2018, Mr. Saltzman was an employee of Colony or one of its subsidiaries and provided services to us pursuant to the Amended and Restated Management Agreement. The awards granted to Mr. Saltzman related to such employment and consisted of a portion of the annual equity compensation pool established by the Compensation Committee for 2018 and, as such, the allocation of such awards to Mr. Saltzman was made by our Asset Manager, in its discretion, consistent with the terms of the Amended and Restated Asset Management Agreement. These grants were comprised of the following and had the same terms as described above under “2018 Equity Grants-Long-Term Bonus Equity Awards” above.
Name	Restricted Stock (#)	2018 Absolute TRS RSUs (# at target)	2018 Relative TRS RSUs (# at target)
Richard B. Saltzman	13,257	4,419	4,419

If we assumed that all of the performance goals for the 2018 Absolute TSR RSUs and the 2018 Relative TSR RSUs would be achieved at the grant date, the value of those awards received by Mr. Saltzman would have been $223,601.

(3)	As of December 31, 2018, Mr. Hamamoto held 158,065 unvested Absolute TSR RSUs and 158,064 unvested Relative TSR RSUs. The maximum number of shares of our common stock that may be issuable pursuant to these RSUs is equal to the number of RSUs outstanding, except, as described above under “Outstanding Equity Awards at Fiscal Year-End 2018-Spin-Off Grants-Spin-Off Relative TSR RSUs,” up to 125% of the outstanding Spin-off Relative TSR RSUs could be earned.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Board adopted the following minimum stock ownership guidelines for non-management members of our Board:

TITLE	GUIDELINE
Non-management Directors	A multiple of 3X annual director cash retainer

Ownership will include: (i) shares or LTIP units owned individually and by a person’s immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSUs or LTIP units not yet vested; (iii) shares or LTIP units held in a 401(k) plan; and (iv) shares or LTIP units held in deferred or other compensation plans. Directors will not be permitted to sell or otherwise transfer any shares or LTIP units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between directors and stockholders and encourages directors to act to increase stockholder value. As of the date of this Proxy Statement, all of the directors are in compliance with our stock ownership guidelines and there are currently no pledges of stock, RSUs, LTIP units or other equity awards by directors.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by our Asset Manager and related affiliates. For purposes of this disclosure, our named executive officers include Messrs. Nia, Feldman and Ross, all of whom are employees of our Asset Manager utilized by our Asset Manager to provide management services for us. During 2018, all of the compensation that we paid to our named executive officers consisted of equity compensation.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

2018 Equity Grants

Long-Term Bonus Equity Awards

Generally, our Asset Manager is solely responsible for determining and paying all non-equity compensation to our named executive officers, all of whom are employees of our Asset Manager or one of its affiliates; provided that we are not prohibited from separately paying compensation, including the granting of equity awards, to our named executive officers to further incentivize them to take actions that are in the best interests of our stockholders.

Pursuant to the Amended and Restated Management Agreement, each year the Compensation Committee is to determine, in its sole discretion, the aggregate amount, type and the terms of an equity compensation pool (which may include shares of our restricted stock, restricted stock units, or RSUs, LTIP Units or other applicable forms of equity or other stock-based awards in our company) to be allocated among members of management of our company and other employees of our Asset Manager and its affiliated entities. The Asset Manager will then have the discretion to allocate this annual equity compensation pool for each year among the members of management of our company, including our named executive officers, and other employees of our Asset Manager and its affiliated entities.

In March 2018, the Compensation Committee established an annual equity compensation pool under the NorthStar Realty Europe Corp. 2015 Omnibus Stock Incentive Plan, or the 2015 Plan, to be allocated among members of management of the Company and other employees of our Asset Manager and its affiliated entities as long-term bonuses for 2017 consisting of an aggregate of 198,000 restricted shares of our common stock and 132,000 performance based RSUs. Approximately 50% of the RSUs, which we refer to as the 2018 Absolute TSR RSUs, are subject to the achievement of performance-based hurdles relating to our absolute total stockholder return, or TSR. The other 50% of the RSUs, which we refer to as the 2018 Relative TSR RSUs, are subject to the achievement of performance-based hurdles based on our TSR relative to the MSCI US REIT Index.

In establishing this pool, the Compensation Committee and our Asset Manager agreed upon the allocations of these awards that were to be made to our named executive officers, which were specifically approved by the Compensation Committee as follows:

Name	Restricted Stock (#)	2018 Absolute TSR RSUs (# at target)	2018 Relative TSR RSUs (# at target)
Mahbod Nia	44,293	14,764	14,764
Keith A. Feldman	19,356	6,452	6,452
Trevor K. Ross	10,172	3,391	3,391

The terms of these grants, which were determined by the Compensation Committee are described in further detail below.

Restricted Stock

The restricted shares of our common stock were subject to vesting in substantially equal installments on March 15, 2019, March 16, 2020 and March 15, 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date. Cash dividends are paid on all outstanding restricted shares of common stock whether or not then vested.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 19

EXECUTIVE COMPENSATION

2018 Absolute TSR RSUs

The 2018 Absolute TSR RSUs will only vest if and to the extent our absolute TSR during the three-year performance period ending on February 28, 2021 exceeds specific hurdles and subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the end of such period. Award recipients may earn up to 200% of the target number of RSUs based on our annual compounded TSR during the performance period in accordance with following schedule, with linear interpolation for performance between levels:

Performance Level	Absolute TSR	Percentage of Target Earned
Threshold	8% compound annual TSR	25%
Target	15% compound annual TSR	100%
Maximum	20% compound annual TSR	200%

None of the RSUs will be earned if our annual compounded TSR for the performance period is less than 8%, and the maximum number of RSUs will only be earned if our annual compounded TSR for the performance period is 20% or greater. Upon vesting, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the beginning of the performance period.

2018 Relative TSR RSUs

The 2018 Relative TSR RSUs will only vest if and to the extent our relative TSR compared to the MSCI US REIT Index during the three-year performance period ending on February 28, 2021 exceeds specific hurdles and subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the end of such period. Award recipients may earn up to 200% of the target number of RSUs based on our relative TSR compared to the MSCI US REIT Index during the performance period in accordance with following schedule, with linear interpolation for performance between levels:

Performance Level	Relative TSR	Percentage of Target Earned
Threshold	50% of compound annual TSR achieved by the MSCI US REIT Index	25%
Target	150% of compound annual TSR achieved by the MSCI US REIT Index	150%
Maximum	200% of compound annual TSR achieved by the MSCI US REIT Index	200%

None of the RSUs will be earned if our annual compounded TSR for the performance period is less than 50% of the annual compounded total return generated by the MSCI US REIT Index, and the maximum number of RSUs will only be earned if our annual compounded TSR for the performance period is 200% of the annual compounded total return generated by the MSCI US REIT Index or greater. In the event that our TSR or the total return generated by the MSCI US REIT Index is negative during the performance period, the relative TSR percentage will be calculated in a manner that measures the difference in absolute value between our annual compounded TSR and the annual compounded total return generated by the MSCI US REIT Index as compared to the absolute value of the annual compounded total return generated by the MSCI US REIT Index. Upon vesting, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the beginning of the performance period.

Retention Awards

During the first three months of 2018, 340,907 RSUs that had previously been granted to key employees of our Asset Manager and its affiliates who are no longer providing services to us were forfeited. In May 2018, in order to assist in the retention of employees of our Asset Manager and its affiliates who are continuing to provide services to us, the Compensation Committee utilized 300,000 of these forfeited RSUs to make retention grants consisting of 150,000 restricted shares of common stock that are subject to vesting based on continued service and established a retention pool consisting of an additional 150,000 shares

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EXECUTIVE COMPENSATION

of common stock or RSUs that were allocated in April 2019 to employees of our Asset Manager or its affiliates who are providing services to us as designated by the Compensation Committee.

The restricted shares of common stock granted in May 2018 were subject to vesting in substantially equal installments on May 8, 2019, 2020 and 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date. Cash dividends are paid on all outstanding restricted shares of common stock whether or not then vested. These restricted shares were granted to our named executive officers in the following amounts: Mr. Nia - 55,000 shares; Mr. Feldman - 70,000 shares; and Mr. Ross - 25,000 shares.

Compensation Paid by our Asset Manager

We generally do not pay any compensation to our named executive officers or specifically reimburse our Asset Manager for compensation it pays to our named executive officers, except for equity compensation as described above, and we are not responsible for determining the amount of any compensation paid to our named executive officers by our Asset Manager. The Amended and Restated Management Agreement does not require that any specified amount or percentage of the management fees that we pay to our Asset Manager be allocated to our named executive officers. However, in order to allow us to provide our stockholders with more information regarding the compensation of our named executive officers, our Asset Manager has informed us that it estimates that the aggregate compensation paid by our Asset Manager to our named executive officers that may reasonably be associated with their management of the Company totaled $2.9 million for 2018, including cash compensation and the value of equity compensation. This aggregate amount represents approximately 18% of the $16.3 million in total management fees (including the base management fee and incentive fee, if any) paid by us to our Asset Manager for 2018. Of this aggregate amount, our Asset Manager has informed us that approximately 40% represented fixed compensation (e.g., salaries) and 60% represented variable compensation (e.g., performance-based bonuses and long-term equity-based compensation). The Asset Manager has informed us that in 2018 it did not use a specific formula to calculate the variable compensation it paid to Mr. Nia and that, generally, in determining Mr. Nia’s variable compensation, our Asset Manager took into account factors such as Mr. Nia’s position, experience and contribution to our business and our Asset Manager’s business, Mr. Nia’s performance and the performance of our company and our Asset Manager, the management fees generated by our Asset Manager from our company, competitive market dynamics and any contractual commitments our Asset Manager has Mr. Nia. The Asset Manager has also informed us that it determined the variable compensation paid to each of Mr. Feldman and Mr. Ross in 2018 by using specific formulas based on individual goals and objectives, the Company’s cash available for distribution and net asset value per diluted share, and CLNY’s core funds from operations per share.

Executive Compensation Process

Overall, the Compensation Committee is responsible for determining and approving the compensation of all of our executive officers. Actions of the Compensation Committee may occur at regularly scheduled meetings, special meetings or by written consent. Specific meeting agendas are prepared by the chair of the Compensation Committee or our executive officers, although they reflect the direction of the Compensation Committee. Matters to be acted on by written consent may relate to matters that have been previously discussed and/or are summarized by one of our executive officers, a consultant engaged by the Compensation Committee or other advisor to the Company or the Compensation Committee.

For 2018, the matters the Compensation Committee addressed included establishing the amount and terms of the annual equity compensation pool pursuant to the Amended and Restated Management Agreement, including specific allocations to our named executive officers, establishing a retention pool of equity awards and making retention grants to our named executive officers and amending the terms of prior equity awards granted to our named executive officers relating to the treatment of such awards in connection with a termination of employment, termination of the Amended and Restated Management Agreement and change of control. The Compensation Committee engaged Semler Brossy Consulting Group, LLC to assist in determining a recommended structure and amounts for the annual equity compensation pool and the retention pool and grants and recommended amendments to prior equity awards. Members of the Compensation Committee discussed various aspects of these matters with our executive officers, but our executives officers did not determine or make specific recommendations to the Compensation Committee with respect to these matters. Members of the Compensation Committee also discussed the amount and terms of the annual equity compensation pool with representatives of our Asset Manager, other than our executive officers, who made recommendations to the Compensation Committee regarding these grants. Ultimately, all decisions regarding these matters as they related to our executive officers or directors were made by the Compensation Committee.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 21

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for each of our named executive officers in accordance with Item 402(n) of Regulation S-K.

Name and Principal Position	Year	Stock Awards ($)(1)	Total Compensation ($)
Mahbod Nia	2018	$1,779,680	$1,779,680
Chief Executive Officer and President	2017	2,550,100	2,550,100
Keith A. Feldman	2018	1,445,135	1,445,135
Chief Financial Officer and Treasurer	2017	384,496	384,496
Trevor K. Ross	2018	588,319	588,319
Executive Vice President, General Counsel and Secretary	2017	121,829	121,829
(1)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our named executive officers in the applicable year. For 2018, includes grants of: (i) restricted shares of our common stock scheduled to vest in substantially equal installments on March 15, 2019, March 16, 2020 and March 15, 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date; (ii) restricted shares of our common stock scheduled to vest in substantially equal installments on May 8, 2019, May 8, 2020 and May 8, 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date; and (iii) Absolute TSR RSUs and Relative TSR RSUs that remain subject to the achievement of cumulative performance goals for the three-year period ending February 28, 2021 and are subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through such date. If we assumed that all of the performance goals for the Absolute TSR RSUs and Relative TSR RSUs would be achieved at the grant date, the value of those awards would have been as follows: Mahbod Nia - $747,058; Keith Feldman - $326,471; and Trevor K. Ross - $171,585. The fair value of these RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 2.44%.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mahbod Nia	220,341	3,203,758	349,379	5,079,971
Keith A. Feldman	89,356	1,299,236	80,243	1,166,733
Trevor K. Ross	35,172	511,401	49,854	724,877
(1)	For each of our named executive officers, includes the following:
Name	2017 Retention Award(a)	2018 Long-Term Bonus(b)	2018 Retention Award(c)	Total
Mahbod Nia	121,048	44,293	55,000	220,341
Keith A. Feldman	—	19,356	70,000	89,356
Trevor K. Ross	—	10,172	25,000	35,172
(a)	Represents the unvested portion of restricted shares of our common stock that were granted on June 30, 2017 as a retention award in connection with Mr. Nia’s entry into an Amended and Restated Employment Agreement with Colony Capital UK, Ltd. Such shares were scheduled to vest as follows: one-third of the shares on January 10, 2019 and the remaining two-thirds of the shares on January 10, 2020, in each case subject to Mr. Nia’s continued employment through each such vesting date.
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EXECUTIVE COMPENSATION

(b)	Represents the unvested portion of restricted shares of our common stock that were granted on March 15, 2018 as a portion of long-term bonus for 2017, which were scheduled to vest in substantially equal installments on March 15, 2019, March 16, 2020 and March 15, 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date.
(c)	Represents the unvested portion of restricted shares of our common stock that were granted on May 8, 2018 as retention awards, which were scheduled to vest in substantially equal installments on May 8, 2019, 2020 and 2021, subject to our Asset Manager continuing to serve as our manager and the recipient’s continued employment with our Asset Manager (or its parent or one of its parent’s subsidiaries) through the applicable vesting date.
(2)	The value of the awards reflected in the table is based on a price per share or unit of $14.54 per share, which was the closing price on the NYSE of one share of our common stock as of December 31, 2018.
(3)	For each of our named executive officers, includes the following:
	Spin-Off Grants		2018 Long-Term Bonus
Name	Absolute TSR RSUs(a)	Relative TSR RSUs(b)	Absolute TSR RSUs(c)	Relative TSR RSUs(d)	Total
Mahbod Nia	129,033	161,290	29,528	29,528	349,379
Keith A. Feldman	24,194	30,241	12,904	12,904	80,243
Trevor K. Ross	16,129	20,161	6,782	6,782	49,854
(a)	Represents the maximum number of shares of our common stock that could be earned (equal to 100% of the RSUs granted) pursuant to RSUs that were granted in connection with the Spin-off with performance-based vesting goals based on our absolute TSR during the period from the grant date through December 31, 2019.
(b)	Represents the maximum number of shares of our common stock that could be earned (equal to 125% of the RSUs granted) pursuant to RSUs that were granted in connection with the Spin-off with performance-based vesting goals based on our relative TSR compared to the MSCI US REIT Index during the period from the grant date through December 31, 2019.
(c)	Represents the maximum number of shares of our common stock that could be earned (equal to 200% of the RSUs granted) pursuant to RSUs that were granted as a portion of long-term bonus for 2018 with performance-based vesting goals based on our absolute TSR during the three-year period ending February 28, 2021.
(d)	Represents the maximum number of shares of our common stock that could be earned (equal to 200% of the RSUs granted) pursuant to RSUs that were granted as a portion of long-term bonus for 2018 with performance-based vesting goals based on our relative TSR compared to the MSCI US REIT Index during the three-year period ending February 28, 2021.

Assuming our performance for the performance periods applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2018, each executive would have: (i) fully earned the Spin-off Absolute TSR RSUs; (ii) fully earned the Spin-off Relative TSR RSUs; (iii) fully earned the 2018 Absolute TSR RSUs and (iv) fully earned the 2018 Relative TSR RSUs. As a result, in accordance with SEC rules, the table reflects: (i) the maximum number of shares of our common stock that could be earned pursuant to the Spin-off Absolute TSR RSUs, (ii) the maximum number of shares of our common stock that could be earned pursuant to the Spin-off Relative TSR RSUs, (iii) the maximum number of shares of our common stock that could be earned pursuant to the 2018 Absolute TSR RSUs and (iv) the maximum number of shares of our common stock that could be earned pursuant to the 2018 Relative TSR RSUs. See “2018 Equity Grants-Long-Term Bonus Equity Awards-2018 Absolute TSR RSUs and -2018 Relative TSR RSUs” above and “Spin-Off Grants-Spin-Off Absolute TSR RSUs and - Spin-Off Relative TSR RSUs” below for additional information relating to these equity awards.

Spin-Off Grants

In connection with the Spin-off, on March 7, 2016, the Compensation Committee granted RSUs subject to the achievement of performance-based vesting conditions under the 2015 Plan to our named executive officers and other executives or employees of our Asset Manager. These grants were made in order to provide long-term incentives to the recipients following the Spin-off and seek to align their interests with those of our stockholders. Approximately 50% of the RSUs, which we refer to as the Absolute TSR RSUs, are subject to the achievement of performance-based hurdles relating to our absolute TSR. The other 50% of the RSUs, which we refer to as the Spin-off Relative TSR RSUs, are subject to the achievement of performance-based hurdles based on our TSR relative to the MSCI US REIT Index. The terms of these grants are described in further detail below.

Spin-off Absolute TSR RSUs

The Spin-off Absolute TSR RSUs will only vest if and to the extent our TSR during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by our Asset Manager. In order for all of the RSUs to vest, our annual compounded TSR must equal or exceed 15% during this period. An amount equal to at least 25%

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EXECUTIVE COMPENSATION

but less than 100% of the RSUs will vest if our annual compounded TSR equals or exceeds 8% and is less than 15%, which amount shall be determined through linear interpolation. None of the RSUs will vest if our annual compounded TSR for this period is less than 8%. Upon vesting, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Spin-off Relative TSR RSUs

The Spin-off Relative TSR RSUs will only vest if and to the extent our relative TSR compared to the MSCI US REIT Index during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by our Asset Manager through the end of such period. The recipient will vest in 125% of the number of RSUs granted if our annual compounded TSR equals or exceeds 150% of the annual compounded total return generated by the MSCI US REIT Index during this period. An amount equal to at least 25% but less than 125% of the RSUs will vest and be earned if our annual compounded TSR equals or exceeds 50% and is less than 150% of the annual compounded total return generated by the MSCI US REIT Index, which amount shall be determined through linear interpolation. None of the RSUs will vest or be earned if our annual compounded TSR is less than 50% of the annual compounded total return generated by the MSCI US REIT Index. In the event that our TSR or the total return generated by the MSCI US REIT Index is negative during this period, these percentages will be calculated in a manner that measures the difference in absolute value between our annual compounded TSR and the annual compounded total return generated by MSCI US REIT Index as compared to the absolute value of the annual compounded total return generated by MSCI US REIT Index. Upon vesting, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Termination and Change of Control Arrangements

We do not have any contracts, plans or arrangements that provide for payment to any of our named executive officers in connection with any termination, change of control of our Company or change in such officer’s responsibilities, other than those as discussed below.

2018 Equity Awards

For each named executive officer, the restricted shares of common stock granted in 2018 pursuant to the long-term bonus equity awards and the retention grants will fully vest in the event that the employment of the named executive officer with our Asset Manager (and its parent and its parent’s subsidiaries, as applicable) is terminated without cause, we terminate the Amended and Restated Management Agreement with our Asset Manager without cause (including a termination that occurs pursuant to the amendments to the Amended and Restated Management Agreement) or a change of control of our company occurs.

For each named executive officer, in the event that the employment of the named executive officer with our Asset Manager (and its parent and its parent’s subsidiaries, as applicable) is terminated without cause or we terminate the Amended and Restated Management Agreement with our Asset Manager without cause (including a termination that occurs pursuant to the amendments to the Amended and Restated Management Agreement), then, for each of the 2018 Absolute TSR RSUs and 2018 Relative TSR RSUs, the named executive officer will vest in the greater of 100% of such RSUs (i.e., the target amount) or, if such termination occurs prior to a change of control of our company, the number of such RSUs that would have vested if a change of control of our company had occurred on the date of such termination. The vesting of 2018 Absolute TSR RSUs and 2018 Relative TSR RSUs in connection with a termination as described above is subject to the named executive officer’s execution of a general release of claims in favor of our company and related persons and entities.

Upon a change of control of our company, each named executive officer will be entitled to vesting of a percentage of the 2018 Absolute TSR RSUs and 2018 Relative TSR RSUs based on the greater of (i) a prorated portion of the percentages of such awards that would have been earned based on annualized performance through the date of the change of control (with proration based upon the percentage of the performance period that has elapsed through the date of the change of control) or (ii) the percentages of such awards that would have been earned if our stock price at the end of the performance period had been the same as the stock price on the date of the change of control of our company. If less than 100% of the 2018 Absolute TSR RSUs or 2018 Relative TSR RSUs vest upon a change of control of our company, then the unvested RSUs will be retained and will vest if the recipient remains employed by our Asset Manager (or its parent or one of its parent’s subsidiaries) through the end of the performance period.

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EXECUTIVE COMPENSATION

Spin-off Grants

For each named executive officer, in the event that the employment of the named executive officer with our Asset Manager (and its parent and its parent’s subsidiaries, as applicable) is terminated without cause or we terminate the Amended and Restated Management Agreement with our Asset Manager without cause (including a termination that occurs pursuant to the amendments to the Amended and Restated Management Agreement), then, for each of the Spin-off Absolute TSR RSUs and Spin-off Relative TSR RSUs, the named executive officer will vest in the greater of 100% of such RSUs or, if such termination occurs prior to a change of control of our company, the number of such RSUs that would have vested if a change of control of our company had occurred on the date of such termination. In the event that the employment of a named executive officer with our Asset Manager (and its parent and its parent’s subsidiaries, as applicable) is terminated as a result of death or disability, then the named executive officer will retain a pro rata percentage of the Spin-off Absolute TSR RSUs and Spin-off Relative TSR RSUs and vesting of the remaining amount will remain subject to the same performance-based criteria and will be determined at the end of the performance period. In each case, the vesting or retention of Spin-off Absolute TSR RSUs and Spin-off Relative TSR RSUs in connection with a termination as described above is subject to the named executive officer’s execution of a general release of claims in favor of our company and related persons and entities.

Upon a change of control of our company, each named executive officer will be entitled to vesting of a percentage of the Spin-off Absolute TSR RSUs and Spin-off Relative TSR RSUs based on the greater of the percentage of the performance period that has elapsed or the percentages of such awards that would have been earned if our stock price at the end of the performance period had been the same as the stock price on the date of the change of control of our company. If less than 100% of the Spin-off Absolute TSR RSUs or Spin-off Relative TSR RSUs vest upon a change of control of our company, then the unvested RSUs will be retained and will vest if the recipient remains employed by our Asset Manager (or its parent or one of its parent’s subsidiaries) through the end of the performance period.

Reimbursement Agreement

We do not have employment agreements with our named executive officers, but we entered into a Reimbursement Agreement, dated June 30, 2017, under which we agreed to pay or directly reimburse our Asset Manager for severance paid to Mr. Nia. Until the execution of the Employee Transition Agreement described below, if Mr. Nia’s employment with our Asset Manager had been terminated either without cause, for good reason or as a result of our Asset Manager electing not to renew his current employment agreement at the expiration of its term, then we would have been obligated to pay or directly reimburse our Asset Manager for 50% of any cash payments made by our Asset Manager in connection with such qualifying terminations of employment. Pursuant to the Reimbursement Agreement, we will not be responsible for the reimbursement of any cash payments if our Board has not consented to the termination, non-renewal or other action taken by our Asset Manager with the intent to create good reason, as applicable. On April 23, 2019, we entered into an Employee Transition Agreement with our Asset Manager pursuant to which this payment or reimbursement obligation was eliminated in connection with a change of control and was reduced from 50% to 25% if such termination of employment is in connection with an internalization of our management of the Company, in each case, if the termination occurs prior to the outside date established in the amendments to the Amended and Restated Asset Management Agreement or within nine months after the termination of the Amended and Restated Management Agreement pursuant to such amendments.

Nia Restricted Stock Award

Pursuant to the terms of the restricted shares of our common stock that we granted to Mr. Nia in June 2017, all of then unvested restricted shares will become fully vested in the event of a termination of Mr. Nia’s service without cause by us, Colony, a company managed by Colony or any of their subsidiaries, Mr. Nia’s resignation for good reason (as defined in his employment agreement with an affiliate of our Asset Manager), our termination of the Amended and Restated Management Agreement without cause, a termination of Mr. Nia’s service due to his death or disability or a change of control of our company.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 25

EXECUTIVE COMPENSATION

Merger Agreement

The closing of the acquisition of the Company pursuant to the Merger Agreement will constitute a change of control of the Company pursuant to the terms of the equity awards and the Reimbursement Agreement described above, and the Board has the right, pursuant to the Merger Agreement, to cause all of the performance-based equity awards (i.e., the Spin-off and 2018 Absolute and Relative TSR RSUs) to vest at maximum prior to closing. Additionally, pursuant to the Merger Agreement, we will have the right to pay cash bonuses for the period from January 1, 2019 through the closing at an aggregate annual rate equal to $2.5 million, which will be prorated or annualized, as applicable, depending on the closing date. These amounts are intended to allow the Company to pay the cash equivalent of prorated annual equity bonuses to key employees of our Asset Manager and its affiliates, including our named executive officers, based on the minimum annual equity bonuses for 2018 that were agreed upon in the Employee Transition Agreement that is described below under “Certain Relationships and Related Transactions.”

26 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY BY DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth as of July 10, 2019, the number and percentage of shares of our common stock beneficially owned by:

•	each director and director nominee;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of Schedule 13D or Schedule 13G (or an amendment thereto) with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Number		Percentage(3)
Principal Stockholders
Colony Capital Operating Company, LLC
Colony Capital, Inc.	5,636,537	(4)	11.2%
The Vanguard Group	3,865,853	(5)	7.7%
Senvest Management, LLC
Richard Mashaal	4,266,674	(6)	8.5%
BlackRock, Inc.	5,934,980	(7)	11.8%
Directors, Director Nominees and Executive Officers:
Thomas J. Barrack, Jr.	38,084	(8)	*
Mario Chisholm	38,346		*
Judith A. Hannaway	39,323	(9)	*
Dianne Hurley	34,236		*
Oscar Junquera	41,336	(10)	*
Wesley D. Minami	46,538	(11)	*
Mahbod Nia	630,894	(12)	1.3%
Richard B. Saltzman	13,257	(13)	*
Keith A. Feldman	213,298	(14)	*
Trevor K. Ross	120,547	(15)	*
All directors and executive officers as a group	1,177,775	(16)	2.3%
*	Less than one percent.
(1)	Each listed person’s beneficial ownership includes: all shares of our common stock and vested common units in our Operating Partnership over which the person has or shares direct or indirect voting or dispositive control and all other shares of our common stock over which the person has the right to acquire direct or indirect voting or dispositive control within 60 days. Unless otherwise described in a footnote below, each person has sole voting and dispositive control over the securities beneficially owned.
(2)	The address of each of the directors and executive officers is 590 Madison Avenue, 34th Floor, New York, NY 10022.
(3)	Percentages based on 50,289,639 shares of common stock outstanding as of July 10, 2019.
(4)	Based on information included in the Schedule 13D/A filed by Colony Capital Operating Company, LLC and Colony Capital, Inc. (collectively, “CLNY”) on December 1, 2017 (the “CLNY 13D”). According to the CLNY 13D, each of Colony Capital Operating Company, LLC and Colony Capital, Inc. are deemed to beneficially own 5,636,537 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of CLNY is 515 S. Flower Street, 44th Floor, Los Angeles, California 90071.
NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 27

Security Ownership of Certain Beneficial Owners and Management

(5)	Based on information included in the Schedule 13G/A filed by The Vanguard Group on February 11, 2019 (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group beneficially owns 3,865,853 shares of our common stock, with sole voting power over 47,319 shares, shared voting power over 17,260 shares, sole dispositive power over 3,807,830 shares and shared dispositive power over 58,023 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based on information included in the Schedule 13G filed by Senvest Management, LLC and Richard Mashaal (collectively, “Senvest”) on March 15, 2019 (the “Senvest 13G”). According to the Senvest 13G, each of Senvest Management, LLC and Richard Mashaal beneficially owns 4,266,674 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of Senvest is 540 Madison Avenue, 32nd Floor, New York, NY 10022.
(7)	Based on information included in the Schedule 13G/A filed by BlackRock, Inc. on March 8, 2019 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. beneficially owns 5,934,980 shares of our common stock, with sole voting power over 5,934,980 shares and sole dispositive power over 5,822,057 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)	Consists of shares of our common stock held in a family trust of which Mr. Barrack is trustee. Excludes shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(9)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP Units.
(10)	Includes 17,528 LTIP Units.
(11)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP Units.
(12)	Excludes shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(13)	Excludes shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(14)	Includes 5,780 Common Units. Excludes shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(15)	Includes 1,773 Common Units. Excludes shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(16)	See footnotes (9)-(15).

28 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm

PROPOSAL NO. 2:	Ratification of Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2019. A representative of PricewaterhouseCoopers, Société coopérative is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance.

If this appointment is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of PricewaterhouseCoopers, Société coopérative as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors, or the Board, of NorthStar Realty Europe Corp., a Maryland Corporation, or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.nrecorp.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed PricewaterhouseCoopers, Société coopérative, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by KPMG LLP for the 2016 year; and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers, Société coopérative, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 29

PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm

the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with PricewaterhouseCoopers, Société coopérative the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee discussed with PricewaterhouseCoopers, Société coopérative its independence from the Company and the Company’s management and PricewaterhouseCoopers, Société coopérative provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

The Audit Committee discussed with PricewaterhouseCoopers, Société coopérative the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers, Société coopérative, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:

Wesley D. Minami, Chairperson
Mario Chisholm
Oscar Junquera

30 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Aggregate fees billed and expected to be billed by PricewaterhouseCoopers, Société coopérative for the fiscal years ended December 31, 2018 and 2017 were as follows (dollars in thousands):

TYPE OF FEE	2018	2017
Audit Fees(1)	$2,141	$3,076
Audit-Related Fee	—	—
Tax Fee	—	—
All Other Fees	—	—
Total	$2,141	$3,076
(1)	Audit fees consisted principally of fees for the audit of our financial statements and registration statement-related services performed pursuant to SEC filing requirements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Fees for audit services for the fiscal years ended December 31, 2018 and 2017 include fees billed associated with the annual audits, the quarterly review of the Form 10-Q for the three month periods ended March 31, 2018, June 30, 2018, September 30, 2018, March 31, 2017, June 30, 2017 and September 30, 2017 and for other attest services, including issuance of consents and other documents filed by us with the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by PricewaterhouseCoopers, Société coopérative to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all of the services listed in the table above. In some cases, the Audit Committee may pre-approve the provision of a particular category or group of services, subject to a specified budget. The Audit Committee has also authorized the chairperson of the Audit Committee to pre-approve permissible services and related fees and the chairperson must report such pre-approval to the full Audit Committee at its next scheduled meeting.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement with our Asset Manager

Colony Capital, Inc.

On November 9, 2017, the Company entered into an Amended and Restated Management Agreement with our Asset Manager, effective as of January 1, 2018 (the “Amended and Restated Management Agreement”). As asset manager, our Asset Manager is responsible for the Company’s day-to-day operations, subject to supervision and management of the Company’s board of directors (the “Board”). Through its global network of subsidiaries and branch offices, our Asset Manager performs services and engages in activities relating to, among other things, investments and financing, portfolio management and other administrative services, such as accounting and investor relations, to the Company and its subsidiaries. The Amended and Restated Management Agreement with our Asset Manager provides for a base management fee, incentive fee and expense reimbursement. Our Asset Manager is a subsidiary of Colony Capital, Inc., which beneficially owns more than five percent (5%) of the outstanding shares of our common stock. In addition, Mr. Barrack is the Founder, Executive Chairman and Chief Executive Officer of Colony Capital, Inc., and our executive officers are employees of subsidiaries of Colony Capital, Inc.

On November 7, 2018, the Company entered into Amendment No. 1 (the “First Amendment”) to the Amended and Restated Management Agreement with an affiliate of our Asset Manager. The First Amendment provided for the termination of the Amended and Restated Management Agreement (the date of such termination, the “Termination Date”) upon the earlier of (i) the closing of an NRE Change of Control (as defined in the Amended and Restated Management Agreement) and (ii) the completion of an internalization of the management of the Company within nine months of the later of (x) April 30, 2019, if on such date there is not in place a definitive agreement for an NRE Change of Control and (y) if on April 30, 2019 there is a definitive agreement for an NRE Change of Control, such date on which such agreement is terminated, if any, if no other definitive agreement for an NRE Change of Control is entered into within 30 days thereafter.

On April 23, 2019, the Company entered into Amendment No. 2 (the “Second Amendment”) to the Amended and Restated Management Agreement with our Asset Manager. The Second Amendment extended the April 30, 2019 date used in the First Amendment from April 30, 2019 to June 30, 2019 to accommodate the ongoing strategic process as announced in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018. The Second Amendment extended the time in which the Company agreed to use commercially reasonable efforts, consistent with the fiduciary duties of the Board’s Strategic Review Committee and the Board, to enter into a definitive agreement providing for an NRE Change of Control.

In addition, as contemplated by the First Amendment, on April 23, 2019, the Company entered into a Transition Agreement with our Asset Manager and an affiliate (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, at the request of the Company, our Asset Manager and its affiliate are obligated to provide certain services to the Company which our Asset Manager and its affiliates are able to provide using commercially reasonable efforts in a manner substantially similar in nature, quantity and quality to the manner in which such services have been historically performed pursuant to the Amended and Restated Management Agreement and services required to transition the foregoing in connection with either the closing of an NRE Change of Control or the completion of an internalization of the management of the Company. The Transition Agreement further provides that our Asset Manager or its affiliates will enter into a customary voting agreement and vote its shares of the Company’s common stock in favor of an NRE Change of Control transaction approved by the Board of Directors of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As also contemplated by the First Amendment, on April 23, 2019, the Company entered into an Employee Transition Agreement with our Asset Manager and an affiliate (the “Employee Transition Agreement”). Pursuant to the terms of the Employee Transition Agreement, the parties agreed that certain employees of our Asset Manager and its affiliates would be available for hire by the Company or an acquirer of the Company on and after the Termination Date and such employees’ base salary (consisting of approximately $469,000, $450,000 and $300,000 for each of Messrs. Nia, Feldman and Ross) and target cash or equity bonus opportunity (consisting of approximately $2,041,500, $1,099,070 and $481,299 for each of Messrs. Nia, Feldman and Ross) will not be reduced by our Asset Manager or one of its affiliates without the Company’s consent prior to the Termination Date or the outside date for the Termination Date to occur (the “Outside Date”). The Employee Transition Agreement also:

•	eliminated the Company’s obligation to reimburse affiliates of our Asset Manager for 50% of the cash severance payments payable to Mahbod Nia, the Chief Executive Officer of the Company, if his employment is terminated in connection with an NRE Change of Control (with 50% of such cash severance payment currently amounting to approximately $3.9 million), and reduced such reimbursement obligation from 50% to 25% of the cash severance payments payable to Mr. Nia if such termination of employment is in connection with an internalization of the management of the Company, in each case, occurring prior to the Outside Date;
•	established minimum annual cash bonus amounts for 2018 totaling approximately $2.5 million (including approximately $833,977, $554,400 and $195,048 for each of Messrs. Nia, Feldman and Ross) and cash severance totaling approximately $0.8 million (including approximately $295,464 and $112,091 for each of Messrs. Feldman and Ross) plus a prorated portion of the minimum annual cash bonus amounts for 2018 in the event of a termination of employment in connection with an NRE Change of Control to be paid by our Asset Manager or one of its affiliates to key personnel providing services to the Company;
•	established minimum annual equity bonuses for 2018 performance totaling 191,548 shares of restricted stock to be issued by the Company, including specified amounts for key personnel providing services to the Company (including approximately 68,029, 30,686 and 16,127 shares for each of Messrs. Nia, Feldman and Ross);
•	provided for the amendment of the terms of outstanding equity awards of the Company held by existing employees of our Asset Manager or its affiliates to provide for accelerated vesting, with minimum vesting of 100% of target for performance-based equity awards, upon an NRE Change of Control or a termination of the Amended and Restated Management Agreement pursuant to the Amendment, with corresponding amendments to be made by Colony Capital, Inc. and Colony Credit Real Estate, Inc. to outstanding equity awards they have granted to key personnel providing services to the Company (including equity awards held by Messrs. Feldman and Ross with a value of approximately $131,278 and $69,015 as of the date of the Employee Transition Agreement); and
•	provided for the reinstatement of the equity awards, consisting of 13,257 shares of restricted stock, 4,419 2018 Absolute TSR RSUs (at target) and 4,419 2018 Relative TSR RSUs (at target), previously granted in March 2018 to Richard M. Saltzman who continues to serve on the board of directors of the Company, which awards previously had been forfeited in connection with the termination of his employment with affiliates of our Asset Manager.

In connection with the Transition Agreement and Employee Transition Agreement, the Company also agreed to pay the Incentive Fee (as described below) for the year ended December 31, 2018 in cash.

The First Amendment provides that upon the Termination Date, the Company will be obligated to pay to our Asset Manager a termination payment equal to (i) $70 million, minus (ii) the amount of any Incentive Fee (as defined below) paid pursuant to the Amended and Restated Management Agreement. As of December 31, 2018, the termination fee due to our Asset Manager was $64.6 million.

On July 3, 2019, the Company entered into the Merger Agreement pursuant to which the Parent, an affiliate of AXA Investment Managers - Real Assets, has agreed to acquire the Company. The Merger Agreement was unanimously approved by the Board, and the closing of the acquisition of the Company pursuant to the Merger Agreement will constitute an NRE Change of Control pursuant to the terms of the Amended and Restated Management Agreement.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Term

The Second Amendment provides for the termination of the Amended and Restated Management Agreement upon the earlier of (i) the closing of an NRE Change of Control and (ii) the completion of an internalization of the management of the Company within nine months of the later of (x) June 30, 2019, if on such date there is not in place a definitive agreement for an NRE Change of Control and (y) if on June 30, 2019 there is a definitive agreement for an NRE Change of Control, such date on which such agreement is terminated, if any, if no other definitive agreement for an NRE Change of Control is entered into within 30 days thereafter.

Assignment

The Amended and Restated Management Agreement provides that in the event of a change of control of our Asset Manager or other event that could be deemed an assignment of the Amended and Restated Management Agreement, the Company will consider such assignment in good faith and not unreasonably withhold, condition or delay the Company’s consent. The Amended and Restated Management Agreement further provides that the Company anticipates consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and over $10 billion of assets under management. The Amended and Restated Management Agreement also provides that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction by the Company or our Asset Manager, directly or indirectly, the surviving entity will succeed to the terms of the Amended and Restated Management Agreement.

Base Management Fee

Pursuant to the Amended and Restated Management Agreement, beginning January 1, 2018, the Company is obligated to pay quarterly, in arrears, in cash, our Asset Manager a base management fee per annum equal to:

•	1.50% of the Company’s reported EPRA NAV (as described in the Amended and Restated Management Agreement) for EPRA NAV amounts up to and including $2.0 billion; plus
•	1.25% of the Company’s reported EPRA NAV on any EPRA NAV amount exceeding $2.0 billion.

EPRA NAV is based on a U.S. GAAP balance sheet adjusted based on the Company’s interpretation of the European Public Real Estate Association (“EPRA”) guidelines, and similar as prior practices, including adjustments such as fair value of operating real estate, straight-line rent and deferred taxes and additional adjustments to be determined by the Company in good faith based on any changes to U.S. GAAP, international accounting standards or EPRA guidelines. In calculating EPRA NAV, the liquidation preference of preferred securities outstanding shall not be included as a liability of the Company and shall not reduce EPRA NAV.

For the year ended December 31, 2018, the Company incurred $16.3 million, related to the base management fee.

Incentive Fee

In addition to the base management fees, pursuant to the Amended and Restated Management Agreement, the Company is obligated to pay our Asset Manager an incentive fee, if any (the “Incentive Fee”), with respect to each measurement period equal to twenty percent (20%) of: (i) the excess of (a) the Company’s Total Stockholder Return (as defined in the Amended and Restated Management Agreement, which includes stock price appreciation and dividends received and is subject to a high watermark price established when a prior incentive fee is realized) for the relevant measurement period above (b) a 10% cumulative annual hurdle rate, multiplied by (ii) the Company’s Weighted Average Shares (as defined in the Amended and Restated Management Agreement) during the measurement period. The first measurement period for the incentive fee began January 1, 2018 (based on an initial price of $13.68) and ended on December 31, 2018 and subsequent measurement periods will begin on January 1 of the subsequent calendar year and end on December 31 of the applicable calendar year. Subject to the conditions set forth in Section 4(d) of the Amended and Restated Management Agreement for common stock payments, the Company may elect to pay the Incentive Fee, if any, in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by the Company in the open market or a combination thereof. Any shares of common stock delivered by the Company will be subject to lock-up restrictions that will be released in equal one-third increments on each anniversary of the end of the measurement period with respect to which such incentive fee was earned. In calculating the value of the shares of the Company’s common stock paid in satisfaction of the Incentive Fee obligation, the shares of restricted common stock will be valued at the higher of: (i) the volume weighted average trading price per share for the ten

34 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

consecutive trading days (as defined in the Amended and Restated Management Agreement) ending on the trading day prior to the date the payment is due and (ii) the Company’s EPRA NAV per share, based on the Company’s most recently published EPRA NAV and the Weighted Average Shares as of the end of the period with respect to which such EPRA NAV was published. For the year ended December 31, 2018, the Company recorded an Incentive Fee of $5.4 million. The Board elected to pay the Incentive Fee in cash.

Costs and Expenses

Pursuant to the Amended and Restated Management Agreement, the Company is responsible to pay (or reimburse our Asset Manager) for all of the Company’s direct, out of pocket costs and expenses of the Company as a standalone company incurred by or on behalf of the Company and its subsidiaries, all of which must be reasonable, customary and documented. Internalized Service Costs (as defined below) are not intended to be covered costs and expenses under this provision and are subject to the limits described in the next paragraph.

The Company is obligated to reimburse our Asset Manager for (i) all direct, reasonable, customary and documented costs and expenses incurred by our Asset Manager for salaries, wages, bonuses, payroll taxes and employee benefits for personnel employed by our Asset Manager: (a) who solely provide services to the Company which prior to January 1, 2018 were provided by unaffiliated third parties, including accounting and treasury services or (b) who were hired by our Asset Manager after January 1, 2018 but who solely provide services to the Company in respect of one of the categories of services previously internalized pursuant to clause (a) and who were not hired in connection with any event which otherwise resulted in an increase to the Company’s net asset value (such costs and expenses set forth in clauses (i) and (ii), the “Internalized Service Costs”), plus (ii) 20% of the amount calculated under clause (i) to cover reasonable overhead charges with respect to such personnel, provided that the Company shall not be obligated to reimburse our Asset Manager for such costs and expenses to the extent they exceed the following quarterly limits:

•	0.0375% of the Company’s aggregate gross asset value as of the end of the prior calendar quarter (excluding cash and cash equivalents and certain other exclusions) as calculated for purposes of determining EPRA NAV (“GAV”), for GAV amounts to and including $2.5 billion, plus
•	0.0313% of GAV amounts between $2.5 billion and $5.0 billion, plus
•	0.025% of GAV amounts exceeding $5.0 billion.

If our Asset Manager’s actual Internalized Service Costs during any quarter exceed the quarterly limit described in the preceding paragraph (the cumulative excess amounts, if any, in respect of each quarter during a calendar year, the (“Quarterly Cap Excess Amount”)), the Company is obligated to reimburse our Asset Manager on an annual basis for an amount equal to the lesser of (i) the Quarterly Cap Excess Amount and (ii) the sum of the amounts, if any, determined for each quarter within such calendar year by which Internalized Services Costs in respect of such quarter were less than the quarterly limits described in the prior paragraph.

For the year ended December 31, 2018, our Asset Manager allocated $1.0 million of Internalized Service Costs to the Company, which is recorded in general and administration expenses in the consolidated statements of operations.

Equity Based Compensation

In addition, the Amended and Restated Management Agreement contemplated that the Company would make annual equity compensation grants to management of the Company and other employees of our Asset Manager, provided that the aggregate annual grant amount (if any), type and other terms of such equity compensation must be approved by the Company’s compensation committee. Pursuant to the Amended and Restated Management Agreement, the Manager has discretion in allocating the aggregate grant among the Company’s management and other employees of our Asset Manager.

Our Asset Manager has the right to nominate one individual to be included in the slate of nominees nominated by the Board for election at each annual meeting. Our Asset Manager has nominated Thomas J. Barrack, Jr. for election for the Board pursuant to this right.

Colony Capital Ownership Waiver and Voting Agreement

In connection with the entry into the Amended and Restated Management Agreement, the Company provided Colony Capital with an ownership waiver under the Company’s Articles of Amendment and Restatement, allowing Colony Capital to purchase up to 45% of the Company’s stock. The waiver provides that if the Amended and Restated Management Agreement is

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

terminated, Colony Capital may not purchase any shares of the Company’s common stock to the extent Colony Capital owns (or would own as a result of such purchase) more than 9.8% of the Company’s capital stock. In connection with the waiver, Colony Capital also agreed that for all matters submitted to a vote of the Company’s stockholders, to the extent Colony Capital owns more than 25% of the Company’s common stock (such shares owned by Colony Capital in excess of the 25% threshold, the “Excess Shares”), it will vote the Excess Shares in the same proportion that the remaining shares of the Company not owned by Colony Capital or its affiliates are voted. If the Amended and Restated Management Agreement is terminated, then beginning on the third anniversary of such termination, the threshold described in the prior sentence will be reduced from 25% to 9.8%.

Manager Ownership of Common Stock

As of December 31, 2018, Colony Capital and its subsidiaries owned 5.6 million shares of the Company’s common stock, or approximately 11.3% of the total outstanding common stock.

36 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS

FREQUENTLY ASKED QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Mahbod Nia, Keith A. Feldman and Richard B. Saltzman, or any of them individually, the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with our Board’s recommendations on each proposal. Your authorized proxies will vote in their discretion on any other matter that properly comes before the meeting or any postponement or adjournment thereof.

WHO IS ENTITLED TO VOTE?

You are entitled to vote on all matters presented to the stockholders at the meeting if you own shares of common stock, par value $0.01 per share, at the close of business on June 18, 2019, the record date for the 2019 Annual Meeting.

HOW MANY SHARES ARE ENTITLED TO VOTE AT THE MEETING?

On June 18, 2019, there were 50,289,846 shares of common stock outstanding, and no other shares of any class or series were outstanding. As a result, we expect that a total of 50,289,846 shares will be entitled to vote (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to stockholders at the meeting or any postponement or adjournment thereof.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the 2019 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. If a quorum is not present, the 2019 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A “STOCKHOLDER OF RECORD” AND A “STREET NAME” HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

HOW DO I VOTE MY SHARES?

If you are a “stockholder of record,” you have several choices. You can authorize a proxy to vote your shares:

•	Via the Internet;
•	By telephone; or
•	By mailing your proxy card.

Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when authorizing a proxy to vote your shares via the Internet or by telephone. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting. Obtaining a legal proxy may take several days.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 37

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

Our Board recommends that you vote your shares as follows:

•	Proposal 1: FOR each of the nominees for election as directors.
•	Proposal 2: FOR the proposal to ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2019.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when you hold your shares in “street name” and your nominee, such as a broker, does not vote on a particular proposal because the nominee has not received instructions from you, as the beneficial owner, as to how to vote your shares and the nominee does not have discretionary authority to vote for that particular proposal. Brokers, banks and other nominees do not have discretionary voting power with regard to Proposal 1. If you do not provide your broker with voting instructions, any of your shares held in “street name” will not be voted on Proposal 1. Therefore, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY
1	Election of Directors
Each director nominee will be elected by a plurality of all the votes cast at the meeting. Therefore, the seven nominees who receive the most votes will be elected. Stockholders may not cumulate votes.

Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome. Votes “withheld” will also not be counted as votes cast and will have no impact on the outcome of the formal election. However, votes “withheld” will be considered for purposes of determining whether our majority voting policy applies.

2	Ratification of Appointment of Independent Auditors	A majority of the votes cast.
Abstentions will not be counted as votes cast and will have no impact on the outcome. Because brokers, banks and other nominees have discretionary voting power with respect to this proposal, we do not anticipate any broker non-votes.

WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should indicate your vote on and sign each proxy card you receive.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

•	By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on August 13, 2019;
•	By sending written notice of revocation to our General Counsel at 590 Madison Avenue, 34th Floor, New York, New York 10022, which notice must be received by 5:00 p.m. (Eastern Time) on August 12, 2019;
•	By signing a later-dated proxy card and submitting it to our General Counsel at the address specified above so that it is received by 5:00 p.m. (Eastern Time) on August 13, 2019; or
•	By attending the meeting and voting your shares in person.
38 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2019 ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2019 Annual Meeting. If other matters requiring a vote do properly come before the 2019 Annual Meeting, the persons named as proxies will vote on those matters for you in their discretion.

WHO WILL COUNT THE VOTES?

A representative of American Stock Transfer & Trust Company, LLC will be present at the meeting to count the votes and act as the inspector of election. We will publish the voting results in a filing with the SEC by the fourth business day after the 2019 Annual Meeting. American Stock Transfer & Trust Company, LLC has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed, except as necessary to meet applicable legal requirements.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired D.F.King & Co., Inc. to assist in the solicitation of proxies. We will pay D.F.King & Co., Inc. a fee of $9,000, plus reasonable out-of-pocket expenses, for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	August 14, 2019, at 9:00 a.m., Eastern Time

Location:	535 Madison Avenue, 7th Floor New York, New York 10022

Record Date:	June 18, 2019

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 39

OTHER INFORMATION

OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2020 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before March 12, 2020.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our Bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of July 11, 2019, between February 12, 2020 and 5:00 p.m., Eastern Time, on March 13, 2020).

STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th Floor, New York, New York 10022. Director recommendations submitted by stockholders must include, among other things, the following:

•	the name, age and business address of the individual(s) recommended for nomination;
•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;
•	whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and
•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.

40 NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement

OTHER INFORMATION

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2018 is being provided with these proxy materials to stockholders entitled to vote at the 2019 annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: NorthStar Realty Europe Corp., 590 Madison Avenue, 34th Floor, New York, New York 10022, Attn: General Counsel.

We will only deliver a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials) to multiple stockholders of record sharing an address. Stockholders of record sharing an address who wish to receive separate paper copies of the proxy statement and annual report to stockholders, or who wish to begin receiving a single paper copy of such materials, may make such request by following the instructions as follows:

•	if you are a stockholder of record, by writing to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or by calling 1-800-937-5449; or
•	if you are a beneficial owner, by contacting your bank, broker or other nominee or fiduciary to make such request.

Stockholders of record sharing an address who elect to receive a single paper copy of the proxy statement and annual report will continue to receive separate proxy cards, to the extent applicable.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com and click on “Shareholders/Account Access” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

WHERE YOU CAN FIND MORE INFORMATION

We make available free of charge through our website at www.nrecorp.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement.

NORTHSTAR REALTY EUROPE CORP 2019 Proxy Statement 41

590 Madison Avenue, 34th Floor
New York, New York 10022
www.nrecorp.com

0

# NORTHSTAR REALTY EUROPE CORP.

## 2019 ANNUAL MEETING OF STOCKHOLDERS

## August 14, 2019

## Solicited on Behalf of the Board of Directors

The undersigned stockholder of NorthStar Realty Europe Corp., a Maryland corporation (the “Company”), hereby appoints Mahbod Nia, Keith A. Feldman and Richard B. Saltzman, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2019 Annual Meeting of the Stockholders of the Company to be held at 535 Madison Ave., 7th Floor, New York, New York 10022, on August 14, 2019, beginning at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the 2019 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

**The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director and “for” the other proposal, all as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote “for” each nominee for director and “for” Proposal 2.**

**(Continued and to be signed on the reverse side.)**

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

# NORTHSTAR REALTY EUROPE CORP.

**August 14, 2019**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20341/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20730000000000001000 4 081419

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of individuals nominated by our Board of Directors, each to serve on our Board of Directors until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon the transaction of such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# NORTHSTAR REALTY EUROPE CORP.

**August 14, 2019**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

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**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20341/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730000000000001000 4 081419

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of individuals nominated by our Board of Directors, each to serve on our Board of Directors until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon the transaction of such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.